Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-257478) pertaining to the 2021 Share Incentive Plan, Employee Stock Purchase Plan, 2020 Share Incentive Plan, 2016 Share Incentive Plan, and 2007 Share Option Plan of Taboola.com Ltd. of our report dated March 24, 2022, with respect to the consolidated financial statements of Taboola.com Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

March 24, 2022	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global